UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2014 (March 14, 2014)

DISH NETWORK CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	0-26176	88-0336997
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

9601 SOUTH MERIDIAN BLVD.
ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

(303) 723-1000

(Registrant’s telephone number, including area code)

DISH DBS CORPORATION

(Exact name of registrant as specified in its charter)

COLORADO	333-31929	84-1328967
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

9601 SOUTH MERIDIAN BLVD.
ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

(303) 723-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.            Other Events.

On March 14, 2014, American H Block Wireless L.L.C. (“American”), a wholly-owned subsidiary of DISH Network Corporation, filed an application with the Federal Communications Commission (“FCC”) to acquire all 176 H Block wireless spectrum licenses (the “H Block Licenses”) that were made available in the auction designated by the FCC as Auction 96 (the “Auction”).  Also on March 14, 2014, the FCC’s prohibition on certain communications related to the Auction expired.

American was the winning bidder of all 176 H Block Licenses with an aggregate bid of $1.564 billion in the Auction, which concluded on February 27, 2014.  The FCC has not issued any of the H Block Licenses to American, as such issuance depends upon, among other things, the FCC’s review and approval of American’s application. We cannot predict the timing or the outcome of the FCC’s review of American’s application.

On December 17, 2013, we paid approximately $328 million to the FCC as a deposit for the Auction.  The remaining balance of our winning bid of approximately $1.236 billion for the H Block Licenses is due March 28, 2014.  In the event that the FCC ultimately issues the H Block Licenses to American, the FCC will also require that we pay approximately $12.6 million to UTAM, Inc. for clearance costs associated with the lower H Block spectrum and approximately $94.9 million to Sprint Corporation for clearance costs associated with the upper H Block spectrum within 30 days of the issuance of the H Block Licenses.

The H Block Licenses are subject to certain interim and final build-out requirements.  Within four years after the FCC issues the H Block Licenses, the licensee must provide signal coverage and offer service to at least 40% of the population in each area covered by an individual H Block License (the “H Block Interim Build-Out Requirement”).  Within ten years after the FCC issues the H Block Licenses, the licensee must provide signal coverage and offer service to at least 75% of the population in each area covered by an individual H Block License (the “H Block Final Build-Out Requirement”).  If the licensee fails to meet the H Block Interim Build-Out Requirement, the H Block license term and the H Block Final Build-Out Requirement may be accelerated by two years (from ten years to eight years) for each H Block License area in which it fails to meet the requirement.  If the licensee fails to meet the H Block Final Build-Out Requirement, its authorization for each H Block License area in which it fails to meet the requirement may terminate.

In the event that the FCC ultimately issues the H Block Licenses to American, we will need to make significant additional investments or partner with others to, among other things, finance the commercialization and build-out requirements of any acquired H Block Licenses and any integration efforts, including compliance with regulations applicable to any acquired H Block Licenses.  Depending on the nature and scope of any such commercialization, build-out, and integration efforts, any such investment or partnership could vary significantly.  There can be no assurance that we will be able to develop and implement a business model that will realize a return on any acquired H Block Licenses or that we will be able to profitably deploy the assets represented by any acquired H Block Licenses, which may affect the carrying value of such potential assets and our future financial condition or results of operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION DISH DBS CORPORATION

Date: March 18, 2014	By:	/s/R. Stanton Dodge
R. Stanton Dodge Executive Vice President, General Counsel and Secretary